Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

                 AMERICAN BILTRITE REPORTS FIRST QUARTER RESULTS

      WELLESLEY HILLS, MA, MAY 9, 2006 - American Biltrite Inc. (AMEX:ABL) reported today its results for the first quarter of 2006. Net sales for the three months ended March 31, 2006 were $111.7 million, up 4.0% from $107.4 million in the first quarter of 2005. Income from operations for the three months ended March 31, 2006 was $4.0 million compared with $3.0 million in the first quarter of 2005. Net income for the three months ended March 31, 2006 was $486 thousand or $0.14 per share (basic and diluted) compared with net income of $624 thousand or $.18 per share ($.17 diluted) in the first quarter of 2005. Net income in the first quarter of 2005 included a gain of $887 thousand (net of taxes and noncontrolling interests) or $0.26 per share ($.25 diluted) on the sale of a warehouse.

      Roger S. Marcus, Chairman of the Board, commented "Our first quarter operating income improved 30% over year earlier levels despite the continued high costs of raw materials and energy, and all of our businesses were profitable this past quarter. I am also pleased to report that we closed on the sale of our former wood business factory in April."

                             AMERICAN BILTRITE INC.

           RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                        ($000, except per share amounts)

                                                        Three Months Ended
                                                            March 31,
                                                       2006             2005
                                                   -----------      -----------
                                                           (Unaudited)

Net sales                                          $   111,721      $   107,424

Cost of products sold                                   83,364           78,856
Selling, general & administrative expenses              24,390           25,524
                                                   -----------      -----------

   Income from operations                                3,967            3,044

Interest & other expense, net                            3,156              919
Provision for income taxes                                 247              971
Noncontrolling interests                                    16              474
                                                   -----------      -----------

Income from continuing operations                          548              680
Discontinued operation                                     (62)             (56)
                                                   -----------      -----------

   Net income                                      $       486      $       624
                                                   ===========      ===========

Basic earnings per share:
   Income per common share from
     continuing operations                         $      0.16      $      0.20
   Discontinued operation                                (0.02)           (0.02)
                                                   -----------      -----------

   Net income per share                            $      0.14      $      0.18
                                                   ===========      ===========

Diluted earnings per share:
   Income per common share from
     continuing operations                         $      0.16      $      0.19
   Discontinued operation                                (0.02)           (0.02)
                                                   -----------      -----------

   Net income per share                            $      0.14      $      0.17
                                                   ===========      ===========

Weighted average number of common and
   equivalent shares outstanding
     Basic                                           3,441,551        3,441,551
     Diluted                                         3,468,537        3,492,077

                             AMERICAN BILTRITE INC.

           RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                   BY SEGMENT
                                     ($000)

                                                        Three Months Ended
                                                             March 31,
                                                        2006            2005
                                                     ---------        ---------
                                                            (Unaudited)
Revenues from external customers

   Flooring products                                 $  57,237        $  57,682
   Tape products                                        26,123           22,599
   Jewelry                                              15,084           15,888
   Canadian division                                    13,277           11,255
                                                     ---------        ---------

   Total revenues from external
   customers                                         $ 111,721        $ 107,424
                                                     =========        =========

Segment profit (loss) before taxes

   Flooring products                                 $     262        $    (352)
   Tape products                                           151               31
   Jewelry                                                 171              625
   Canadian division                                       260             (249)
   Corporate (expense) income                              (33)           2,070
                                                     ---------        ---------

   Total profit                                      $     811        $   2,125
                                                     =========        =========

Corporate income for the three months ended March 31, 2005 includes a gain of $2.3 million from the sale of a warehouse.